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                                                                     EXHIBIT 5.1

                              Quarles & Brady LLP
                           411 East Wisconsin Avenue
                       Milwaukee, Wisconsin 53202-4497


                                August __, 2000


Applied Power Inc.
6100 N. Baker Road
Milwaukee, Wisconsin 53209

Ladies and Gentlemen:

     We are providing this opinion in connection with the Registration Statement of Applied Power Inc. (the "Company") on Form S-4 (the "Registration Statement") filed under the Securities Act of 1933, as amended (the "Act"), and the Company's subsidiaries named on Annex A attached hereto (the "Guarantors"). The Registration Statement relates to the proposed exchange offer by the Company of up to $200 million of Series B 13% Senior Subordinated Notes (the "Exchange Notes") for the Company's outstanding 13% Senior Subordinated Notes (the "Original Notes") in the same principal amount, all in the manner set forth in the Registration Statement and in the Prospectus constituting a part thereof (the "Prospectus"). Capitalized terms not otherwise defined herein have the same meaning assigned to them in the Prospectus.

     In such capacity, we have examined copies of the Registration Statement, including the Prospectus, and originals, or copies identified to our satisfaction, of such corporate records of the Company and the Guarantors, such other agreements and instruments, certificates of public officials, officers of the Company and the Guarantors and other persons as we have deemed necessary as a basis for the opinions expressed below. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals, the valid authorization and due execution and delivery of documents by parties other than the Company and the Guarantors, and the conformity with the originals of all documents submitted to us as copies.

     Based upon the foregoing, and subject to the qualifications set forth below we are of the opinion that:

          (1) The Company is a corporation validly existing in good standing under the laws of the Wisconsin.

          (2) Each of the Guarantors is a corporation validly existing in good standing under the laws of its jurisdiction of incorporation.

          (3) The Exchange Notes have been duly and validly authorized by the Company and when executed by the Company in accordance with the Indenture and when issued in exchange for Original Notes as contemplated by the Registration Statement and the Prospectus, assuming due authentication of the Exchange Notes by the Trustee, upon delivery pursuant to the Exchange Offer, will have been validly issued and delivered, and will constitute valid and binding obligations of the Company.

          (4) The Guarantees have been duly and validly authorized by each of the Guarantors and, when executed by the Guarantors in accordance with the Indenture and issued in exchange for Guarantees on the Original Notes as contemplated by the Registration Statement and the Prospectus, assuming due authentication
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Applied Power Inc.
June 30, 1998
Page 2

     of the Exchange Notes by the Trustee upon delivery pursuant to the Exchange Offer, will have been validly issued and delivered, and will constitute valid and binding obligations of the Guarantors.

     The opinion as to the enforceability of any entity's obligations under any instrument is limited by bankruptcy, fraudulent conveyance and transfer, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally and by general equitable principles.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus.

     Anthony W. Asmuth III, a partner in our firm, is the Corporate Secretary of API.

                              Very truly yours,



                              QUARLES & BRADY LLP
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Applied Power Inc.
June 30, 1998
Page 3

Annex A



                            GUARANTOR SUBSIDIARIES

Ancor Products, Inc.
DCW Holding, Inc.
Del City Wire Co., Inc.
APW Tools and Supplies, Inc.
Calterm Taiwan, Inc.
Mox-Med, Inc.
Versa Technologies, Inc.
New England Controls, Inc.
Nielsen Hardware Corporation
APW Investments, Inc.
Applied Power Investments II, Inc.
Columbus Manufacturing, LLC